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                                VOTING AGREEMENT


         VOTING AGREEMENT, dated as of July 14, 1999 (the "Agreement"), between PrimeVision Health, Inc., a Delaware corporation ("Prime"), and Thomas F. Cooke (the "Stockholder").

         WHEREAS, Prime has entered into an Agreement and Plan of Merger, dated as of April 12, 1999(the "Merger Agreement"; capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Merger Agreement), by and among Saratoga Resources, Inc., a Delaware corporation (the "Company"), OptiCare Shellco Merger Corporation, PrimeVision Shellco Merger Corporation, OptiCare Eye Health Centers, Inc. and PrimeVision Health, Inc., which provides, among other things, upon the terms and subject to the conditions thereof, for the mergers of each of PrimeVision Health, Inc. and OptiCare Eye Health Centers, Inc. with wholly owned subsidiaries of Saratoga Resources, Inc.; and

         WHEREAS, as the date hereof, the Stockholder beneficially (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) owns 2,111,274 shares of Company Common Stock (excluding 109,148 shares held by June Cooke which are not subject to the terms of this Agreement) (the "Shares"); and

         WHEREAS, as a condition to the Merger Agreement, the Stockholder has agreed to enter into this Voting Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE 1.

                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

         The Stockholder hereby represents and warrants to Prime as follows:

         SECTION 1.1 Authority Relative to This Agreement. He has all necessary power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder, constitutes a legal, valid and binding obligation of Stockholder, enforceable against him in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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         SECTION 1.2 Title to the Shares. As of the date hereof, the Stockholder is the beneficial owner of all of the Shares.


                                   ARTICLE 2.

                            PROXY OF THE STOCKHOLDER

         SECTION 2.1 Proxy. Commencing upon the Effective Time (as defined in the Merger Agreement), the Stockholder hereby irrevocably appoints Martin E. Franklin or Ian Ashken until the Termination Date (as hereinafter defined), as his attorney and proxy pursuant to the provisions of Section 212 of the General Corporation Law of the State of Delaware, with full power of substitution, on all matters to vote in such manner as Martin E. Franklin or Ian Ashken or his substitute shall, in its sole discretion, deem proper and otherwise act (by written consent or otherwise) with respect to the Shares now owned by such Stockholder, which the Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise. This proxy and power of attorney is irrevocable and coupled with an interest. The Stockholder hereby revokes all other proxies and powers of attorney with respect to his Shares which it may have heretofore appointed or granted, and, no subsequent proxy or power of attorney shall be given or written consent executed and if given or executed shall not be effective) by the Stockholder with respect thereto.


                                   ARTICLE 3.

                                  MISCELLANEOUS

         SECTION 3.1 No Transfer Restrictions. Prime hereby agrees and understands that (i) this Agreement does not in any manner restrict or prohibit the Stockholder's transfer of the Shares, (ii) this Agreement and the proxy granted hereunder shall only effect any Shares now beneficially owned by the Stockholder and for only so long as such Shares are beneficially owned by the Stockholder, and (ii) that the Proxy and other rights granted hereunder will lapse with respect to any Shares transferred upon transfer of such Shares.

         SECTION 3.2 Further Assurances. The parties will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         SECTION 3.3 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed

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in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         SECTION 3.4 Entire Agreement. This Agreement constitutes the entire agreement between Prime and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Prime and the Stockholder with respect to the subject matter hereof.

         SECTION 3.5 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 3.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respect parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.07):

         if to Prime:

              PRIMEVISION HEALTH, INC.
              First Union Capital Center
              150 Fayetteville Street Mall, Suite 1000
              Raleigh, NC 27601
              Attention: Gregg Luchs

         if to the Stockholder:

              Thomas F. Cooke
              ---------------
              ---------------
              ---------------


         SECTION 3.7 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

         SECTION 3.8 Termination. This Agreement and the proxy granted hereunder shall terminate on one year from the date hereof (the "Termination Date"). In the event of the termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of Prime or each of the Stockholder under this Agreement.

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         SECTION 3.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Prime has caused this Agreement to be executed by its officer thereunto duly authorized and the Stockholder has duly executed this Agreement, each as of the date first written above.

                                       PRIMEVISION HEALTH, INC.


                                       By:/s/ Gregg Luchs
                                          ---------------------------
                                          Name:  Gregg Luchs
                                          Title: Acting Chief Financial Officer
                                                 and Treasurer



                                       By:/s/ Thomas F. Cooke
                                          ---------------------------
                                          Thomas F. Cooke

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